Exhibit 12.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation of our report included in this Annual Report on Form 20-F into Gemplus International SA’s previously filed Registration Statements on Form S-8, File No. 333-13222.

/s/    PricewaterhouseCoopers

Paris, France
July 15, 2003